UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 8, 2009
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30453 (Commission File Number)	01-0809204 (IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada (Address of principal executive offices)	V6P 6T3 (Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
9.01	Financial Statements and Exhibits.

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on December 8, 2009, the Board of Directors of MIV Therapeutics, Inc. (the "Company") accepted I. Mark Landy's resignation as the Company's President and Chief Executive Officer and accepted the consent to act of Patrick A. McGowan on a similar but interim basis in Dr. Landy's stead.

As a consequence of the above resignation and appointment, the Company's Board of Directors and Executive Officers are now comprised of the following:

Name	Position
Alan P. Lindsay	Chairman and a director
Patrick A. McGowan	President, Chief Executive Officer, Chief Financial Officer, Executive Vice President, Secretary, Treasurer and a director

The Company is in a distressed situation and its Board of Directors is working diligently to find a solution to preserve value for the Company's shareholders.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 8, 2009.

MIV THERAPEUTICS, INC.

By: /s/ Patrick A. McGowan
Name:     Patrick A. McGowan
Title:     President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Secretary and a director

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